                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10, as to which the date is February 20, 1998, with respect to the financial statements of Erols Internet, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-53373) to be filed on or about June 12, 1998 and related Prospectus of RCN Corporation for the registration of 11,235,955 shares of RCN Corporation's common stock.


                                                             /s/ Ernst Young LLP

Vienna, Virginia
June 12, 1998